UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 14, 2015

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct NE Marietta, GA	30062 (Zip Code)
(Address of principal executive offices)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2015, MiMedx Group, Inc. held its Annual Meeting of Shareholders. There were four proposals acted upon at the meeting. All nominees for director were elected (Proposal 1) and Proposals 2, 3 and 4 were approved. The following is a description of each item and the votes cast for each:

Proposal 1: The election of directors

	For	Withheld	Broker Non votes
Joseph Bleser	50,017,896	535,581	34,687,664
Bruce Hack	50,014,406	539,071	34,687,664
William C. Taylor	48,065,865	2,487,612	34,687,664

Proposal 2: Proposal to approve the Amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 130,000,000 to 150,000,000.

	For	Against	Abstain	Broker Non votes
Total shares voted	47,747,671	1,870,967	934,839	34,687,664

Proposal 3: Proposal to approve the 2015 Management Incentive Plan to permit the grant of awards that are intended to qualify under Section 162(m) of the Internal Revenue Code.

	For	Against	Abstain	Broker Non votes
Total shares voted	49,917,090	405,428	230,959	34,687,664

Proposal 4: Proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the current fiscal year.

	For	Against	Abstain
Total shares voted	84,755,832	228,498	256,811

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: May 15, 2015	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer